ENERGY TRANSFER PARTNERS
REPORTS SECOND QUARTER RESULTS
Dallas – August 7, 2013 – Energy Transfer Partners, L.P. (NYSE: ETP) today reported its financial results for the quarter ended June 30, 2013.
Adjusted EBITDA for Energy Transfer Partners, L.P. (“ETP”) for the three months ended June 30, 2013 totaled $1.07 billion, an increase of $427 million over the same period last year. Distributable Cash Flow attributable to the partners of ETP for the three months ended June 30, 2013 totaled $442 million, an increase of $126 million over the same period last year. Income from continuing operations for the three months ended June 30, 2013 was $404 million, an increase of $276 million over the same period last year.
Adjusted EBITDA for ETP for the six months ended June 30, 2013 totaled $2.03 billion, an increase of $889 million over the same period last year. Distributable Cash Flow attributable to the partners of ETP for the six months ended June 30, 2013 totaled $841 million, an increase of $265 million over the same period last year. Income from continuing operations for the six months ended June 30, 2013 was $806 million, a decrease of $411 million compared to the same period last year primarily due to the recognition of a $1.06 billion gain as a result of the contribution of ETP’s Propane Business in January 2012.
The increases in Adjusted EBITDA and Distributable Cash Flow were primarily due to strategic acquisitions in 2012, including Sunoco, Inc. (“Sunoco”) and ownership interests in Citrus Corp (“Citrus”), Sunoco Logistics Partners L.P. (“Sunoco Logistics”), and ETP Holdco Corporation (“Holdco”). ETP has also placed more than $2.5 billion in growth projects into service over the last twelve months that are now generating earnings and cash flow.
ETP previously reported Distributable Cash Flow only on a consolidated basis. As a result of ETP’s recent acquisition of the 60% interest in Holdco that was owned by Energy Transfer Equity, L.P. (“ETE”) in April 2013 and the ETE/ETP exchange transaction announced today, ETP has revised the methodology to calculate Distributable Cash Flow to make it easier to understand and more transparent. Effective June 30, 2013, ETP has revised its non-GAAP measures to include Distributable Cash Flow attributable to the partners of ETP. ETP considers Distributable Cash Flow attributable to the partners of ETP to be a useful measure as it more accurately depicts the cash flows available to be distributed to ETP's partners, whereas Distributable Cash Flow on a consolidated basis includes cash flows for which a portion would be distributable to noncontrolling interests. The supplemental information included herein provides both measures as well as a reconciliation of both measures to the GAAP measure of net income.
ETP’s key accomplishments during the second quarter of 2013 include the following:

•	ETP acquired from ETE its 60% interest in Holdco for approximately 49.5 million ETP common units and $1.4 billion in cash, less $68 million of closing adjustments.

•
Southern Union Company (“Southern Union”) contributed its interest in Southern Union Gathering Company, LLC to Regency Energy Partners LP (“Regency”), a subsidiary of ETE, in exchange for cash and Regency common and Class F units.

•
ETP's subsidiaries, Sunoco Logistics and Lone Star NGL LLC, announced that long-term, fee-based agreements have been executed with an anchor tenant to move forward with a liquefied petroleum gas (LPG) export/import project.

•	ETP placed into service a new 200 MMcf/d cryogenic processing plant at its Godley processing facility in Johnson County, Texas.

•	ETP exchanged approximately $1.09 billion of Southern Union’s outstanding senior notes for new ETP senior notes in June 2013.
An analysis of ETP’s segment results and other supplementary data is provided after the financial tables shown below. ETP has scheduled a conference call for 8:30 a.m. Central Time, Thursday, August 8, 2013 to discuss the second quarter 2013 results. The conference call will be broadcast live via an internet web cast which can be accessed through www.energytransfer.com and will also be available for replay on ETP’s web site for a limited time.
Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures used by industry analysts, investors, lenders, and rating agencies to assess the financial performance and the operating results of ETP’s fundamental business activities and should not be considered in isolation or as a substitute for net income, income from operations, cash flows from operating activities, or other GAAP measures. A table reconciling Adjusted EBITDA and Distributable Cash Flow with appropriate GAAP financial measures is included in the summarized financial information included in this release. Beginning with the quarter ended December 31, 2012 and applied retroactively to all periods presented, ETP has revised its calculation of Adjusted EBITDA and Distributable Cash Flow. (See notes under “Supplemental Information” for further information.)
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 47,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and approximately 99.7 million ETP common units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE: RGP) and approximately 26.3 million RGP common units. The Energy Transfer family of companies owns more than 71,000 miles of natural gas, natural gas liquids, refined products, and crude pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil and refined product pipeline, terminalling, and acquisition and marketing assets. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
The information contained in this press release is available on our web site at www.energytransfer.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2013	December 31, 2012
ASSETS

CURRENT ASSETS	$5,858	$5,404

PROPERTY, PLANT AND EQUIPMENT, net	24,734	25,773

NON-CURRENT ASSETS HELD FOR SALE	1,000	985
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	4,884	3,502
NON-CURRENT PRICE RISK MANAGEMENT ASSETS	20	42
GOODWILL	5,206	5,606
INTANGIBLE ASSETS, net	1,508	1,561
OTHER NON-CURRENT ASSETS, net	441	357
Total assets	$43,651	$43,230

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,728	$5,548

NON-CURRENT LIABILITIES HELD FOR SALE	140	142
LONG-TERM DEBT, less current maturities	16,243	15,442
LONG-TERM NOTES PAYABLE — RELATED PARTY	—	166
NON-CURRENT PRICE RISK MANAGEMENT LIABILITIES	88	129
DEFERRED INCOME TAXES	3,767	3,476
OTHER NON-CURRENT LIABILITIES	902	995

COMMITMENTS AND CONTINGENCIES

EQUITY:
Total partners’ capital	12,098	9,201
Noncontrolling interest	4,685	8,131
Total equity	16,783	17,332
Total liabilities and equity	$43,651	$43,230

ENERGY TRANSFER PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012(1)	2013	2012(1)
REVENUES	$11,551	$1,596	$22,405	$2,919
COSTS AND EXPENSES:
Cost of products sold	10,229	799	19,823	1,580
Operating expenses	315	196	619	326
Depreciation and amortization	251	158	511	257
Selling, general and administrative	124	86	286	190
Total costs and expenses	10,919	1,239	21,239	2,353
OPERATING INCOME	632	357	1,166	566
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(211)	(191)	(422)	(332)
Equity in earnings of unconsolidated affiliates	37	1	109	56
Gain on deconsolidation of Propane Business	—	1	—	1,057
Loss on extinguishment of debt	—	—	—	(115)
Gains (losses) on interest rate derivatives	39	(37)	46	(9)
Other, net	(4)	4	(1)	3
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	493	135	898	1,226
Income tax expense from continuing operations	89	7	92	9
INCOME FROM CONTINUING OPERATIONS	404	128	806	1,217
Income from discontinued operations	9	7	31	6
NET INCOME	413	135	837	1,223
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	93	24	195	(3)
NET INCOME ATTRIBUTABLE TO PARTNERS	320	111	642	1,226
GENERAL PARTNER’S INTEREST IN NET INCOME	155	109	283	226
LIMITED PARTNERS’ INTEREST IN NET INCOME	$165	$2	$359	$1,000
INCOME (LOSS) FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.52	$(0.03)	$1.04	$4.32
Diluted	$0.52	$(0.03)	$1.04	$4.30
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.53	$0.00	$1.08	$4.35
Diluted	$0.53	$0.00	$1.08	$4.33
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	352.6	229.7	326.9	228.1
Diluted	353.8	229.7	328.1	229.1

(1)
In accordance with generally accepted accounting principles, amounts previously reported for interim periods in 2012 have been revised to reflect the retrospective consolidation of Southern Union into ETP as a result of the Holdco Transaction as the transfer of Southern Union into Holdco met the definition of a transaction between entities under common control. Thus, Southern Union was retroactively consolidated beginning March 26, 2012, the date that ETE completed its merger with Southern Union.

SUPPLEMENTAL INFORMATION
(Tabular dollar amounts in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012 (b) (c)	2013	2012 (b) (c)
Reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow (a):
Net income	$413	$135	$837	$1,223
Interest expense, net of interest capitalized	211	191	422	332
Gain on deconsolidation of Propane Business	—	(1)	—	(1,057)
Income tax expense from continuing operations	89	7	92	9
Depreciation and amortization	251	158	511	257
Non-cash compensation expense	10	10	24	21
(Gains) losses on interest rate derivatives	(39)	37	(46)	9
Unrealized (gains) losses on commodity risk management activities	(18)	(15)	(37)	71
LIFO valuation adjustment	22	—	(16)	—
Loss on extinguishment of debt	—	—	—	115
Adjusted EBITDA related to unconsolidated affiliates	158	97	323	196
Equity in earnings of unconsolidated affiliates	(37)	(1)	(109)	(56)
Other, net	9	24	24	16
Adjusted EBITDA (consolidated)	1,069	642	2,025	1,136
Adjusted EBITDA related to unconsolidated affiliates	(158)	(97)	(323)	(196)
Distributions from unconsolidated affiliates	102	67	197	109
Interest expense, net of interest capitalized	(211)	(191)	(422)	(332)
Income tax expense from continuing operations	(89)	(7)	(92)	(9)
Maintenance capital expenditures	(121)	(77)	(172)	(101)
Other, net	1	—	2	1
Distributable Cash Flow (consolidated)	593	337	1,215	608
Distributable Cash Flow attributable to Sunoco Logistics (100%)	(184)	—	(379)	—
Distributions from Sunoco Logistics to ETP (d)	49	—	94	—
Distributions to ETE in respect of Holdco	—	—	(50)	—
Distributions to Regency in respect of Lone Star (e)	(16)	(21)	(39)	(32)
Distributable Cash Flow attributable to the partners of ETP	$442	$316	$841	$576

Distributions to the partners of ETP (f):
Limited Partners:
Common units held by public	$246	$175	$487	$335
Common units held by ETE	89	45	178	90
General Partner interests held by ETE	5	5	10	10
Incentive Distribution Rights (“IDR”) held by ETE	183	120	363	234
IDR relinquishment related to previous acquisitions	(55)	(14)	(86)	(28)
Total distributions to be paid to the partners of ETP	468	331	952	641
Distributions credited to Holdco consideration (g)	—	—	(68)	—
Net distributions to the partners of ETP	$468	$331	$884	$641
Distribution coverage ratio (h)	0.94x	0.95x	0.95x	0.90x

(a)
ETP has disclosed in this press release Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures. Management believes Adjusted EBITDA and Distributable Cash Flow provide useful information to investors as measures of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of Adjusted EBITDA and Distributable Cash Flow also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight into our operating results.

ETP previously reported Distributable Cash Flow only on a consolidated basis. Effective June 30, 2013, ETP has revised its non-GAAP measures to include Distributable Cash Flow attributable to the partners of ETP. ETP considers Distributable Cash Flow attributable to the partners of ETP to be a useful measure, as it more accurately depicts the cash flows available to be distributed to ETP's partners, whereas Distributable Cash Flow on a consolidated basis includes cash flows for which a portion would be distributable to noncontrolling interests. The supplemental information included herein provides both measures, as well as a reconciliation of both measures to the GAAP measure of net income.
There are material limitations to using measures such as Adjusted EBITDA and Distributable Cash Flow, including the difficulty associated with using either as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss or cash flows. In addition, our calculations of Adjusted EBITDA and Distributable Cash Flow may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
Definition of Adjusted EBITDA
ETP defines Adjusted EBITDA as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt, gain on deconsolidation of our Propane Business and other non-operating income or expense items. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Adjusted EBITDA reflects amounts for less than wholly owned subsidiaries based on 100% of the subsidiaries’ results of operations and for unconsolidated affiliates based on ETP’s proportionate ownership.
Adjusted EBITDA is used by management to determine our operating performance and, along with other financial and volumetric data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
Definition of Distributable Cash Flow
ETP defines Distributable Cash Flow as net income, adjusted for certain non-cash items, less maintenance capital expenditures. Non-cash items include depreciation and amortization, non-cash compensation expense, gains and losses on disposals of assets, the allowance for equity funds used during construction, unrealized gains and losses on commodity risk management activities, non-cash impairment charges, loss on extinguishment of debt and gain on deconsolidation of our Propane Business. Unrealized gains and losses on commodity risk management activities includes unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). Distributable Cash Flow reflects earnings from unconsolidated affiliates on a cash basis.
Distributable Cash Flow is used by management to evaluate our overall performance. Our partnership agreement requires us to distribute all available cash, and Distributable Cash Flow is calculated to evaluate our ability to fund distributions through cash generated by our operations.
On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of ETP's consolidated subsidiaries. However, to the extent that noncontrolling interests exist among ETP's subsidiaries, the Distributable Cash Flow generated by ETP's subsidiaries may not be available to be distributed to the partners of ETP. In order to reflect the cash flows available for distributions to the partners of ETP, ETP has reported Distributable Cash Flow attributable to the partners of ETP, which is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•
For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the partners of ETP includes distributions to be received by the parent company with respect to the periods presented. Currently, Sunoco Logistics is the only such subsidiary.

•
For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the partners of ETP is net of distributions to be paid by the subsidiary to the noncontrolling interests. Currently, Lone Star is such a subsidiary, as it is 30% owned by Regency, which is an unconsolidated affiliate. Prior to April 30, 2013, Holdco was also such a subsidiary, as ETE held a noncontrolling interest in Holdco.

(b)
In accordance with generally accepted accounting principles, amounts previously reported for interim periods in 2012 have been revised to reflect the retrospective consolidation of Southern Union into ETP as a result of the Holdco Transaction as the transfer of Southern Union into Holdco met the definition of a transaction between entities under common control. Thus, Southern Union was retroactively consolidated beginning March 26, 2012, the date that ETE completed its merger with Southern Union.

(c)
ETP has presented Adjusted EBITDA and Distributable Cash Flow (consolidated) in previous communications; however, ETP changed its definition for these non-GAAP measures in the quarter ended December 31, 2012 to reflect less than wholly-owned subsidiaries on a fully consolidated basis. Previously, ETP presented less than wholly-owned subsidiaries on a proportionate basis. This change has been applied retroactively to all periods presented. See “Non-GAAP Measures” available on ETP’s web site at www.energytransfer.com for the reconciliation of net income to Adjusted EBITDA for recent prior periods reflecting the changes described above.

(d)
For the three months ended June 30, 2013, cash distributions to be paid from Sunoco Logistics to ETP consist of cash distributions payable on August 14, 2013 to holders of record on August 8, 2013 in respect of the quarter ended June 30, 2013.

For the six months ended June 30, 2013, cash distributions to be paid from Sunoco Logistics to ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013 and cash distributions payable on August 14, 2013 to holders of record on August 8, 2013 in respect of the quarter ended June 30, 2013.

(e)
Cash distributions to Regency in respect of Lone Star consist of cash distributions paid on a quarterly basis. The amounts reflected above are in respect of the periods then ended, including payments made in arrears subsequent to period end.

(f)
For the three months ended June 30, 2013, cash distributions to be paid to the partners of ETP consist of cash distributions payable on August 14, 2013 to holders of record on August 5, 2013 in respect of the quarter ended June 30, 2013. For the three months ended June 30, 2012, cash distributions to be paid to the partners of ETP consist of cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012.

For the six months ended June 30, 2013, cash distributions to be paid to the partners of ETP consist of cash distributions paid on May 15, 2013 in respect of the quarter ended March 31, 2013 and cash distributions payable on August 14, 2013 to holders of record on August 5, 2013 in respect of the quarter ended June 30, 2013. For the six months ended June 30, 2012, cash distributions paid to the partners of ETP consist of cash distributions paid on May 15, 2012 in respect of the quarter ended March 31, 2012 and cash distributions paid on August 14, 2012 in respect of the quarter ended June 30, 2012.

(g)
For the six months ended June 30, 2013, net distributions to the partners of ETP excluded distributions paid on 49.5 million ETP common units issued to ETE as a portion of the consideration for ETP's acquisition of ETE's interest in Holdco on April 30, 2013. These newly issued ETP common units received cash distributions on May 15, 2013; however, such distributions were reduced from the total cash portion of the consideration paid to ETE in connection with the April 30, 2013 Holdco transaction.

(h)	Distribution coverage ratio is calculated as Distributable Cash Flow attributable to the partners of ETP divided by net distributions to the partners of ETP.

SUMMARY ANALYSIS OF QUARTERLY RESULTS BY SEGMENT
(Tabular amounts in millions)
(unaudited)
Our segment results were presented based on the measure of Segment Adjusted EBITDA. The tables below identify the components of Segment Adjusted EBITDA, which was calculated as follows:

•	Gross margin, operating expenses, and selling, general and administrative. These amounts represent the amounts included in our consolidated financial statements that are attributable to each segment.

•
Unrealized gains or losses on commodity risk management activities. These are the unrealized amounts that are included in gross margin. These amounts are not included in Segment Adjusted EBITDA; therefore, the unrealized losses are added back and the unrealized gains are subtracted to calculate the segment measure.

•
Non-cash compensation expense. These amounts represent the total non-cash compensation recorded in operating expenses and selling, general and administrative. These amounts are not included in Segment Adjusted EBITDA and therefore are added back to calculate the segment measure.

•
Adjusted EBITDA related to unconsolidated affiliates. These amounts represent our proportionate share of the Adjusted EBITDA of our unconsolidated affiliates. Amounts reflected are calculated consistently with our definition of Adjusted EBITDA above.

	Three Months Ended June 30,
	2013	2012
Segment Adjusted EBITDA:
Intrastate transportation and storage	$112	$157
Interstate transportation and storage	361	297
Midstream	118	102
NGL transportation and services	77	55
Investment in Sunoco Logistics	244	—
Retail marketing	97	—
All other	60	31
	$1,069	$642
Intrastate Transportation and Storage

	Three Months Ended June 30,
	2013	2012
Natural gas transported (MMBtu/d)	9,654,524	9,928,726
Revenues	$623	$494
Cost of products sold	447	273
Gross margin	176	221
Unrealized gains on commodity risk management activities	(12)	(15)
Operating expenses, excluding non-cash compensation expense	(43)	(47)
Selling, general and administrative expenses, excluding non-cash compensation expense	(9)	(2)
Segment Adjusted EBITDA	$112	$157

Distributions from unconsolidated affiliates	$2	$1
Segment Adjusted EBITDA for the intrastate transportation and storage segment decreased for the three months ended June 30, 2013 compared to the same period last year primarily due to a $28 million unfavorable variance from the settlement of derivatives used to hedge storage gas inventory, a $13 million decrease in transportation fees due to lower volumes, and a $14 million decrease in natural gas sales and other primarily due to less opportunities in the current period for system optimization.

Interstate Transportation and Storage

	Three Months Ended June 30,
	2013	2012
Natural gas transported (MMBtu/d):
ETP legacy assets	2,393,340	2,832,897
Southern Union transportation and storage	3,811,448	3,572,548
Natural gas sold (MMBtu/d) – ETP legacy assets	16,795	17,770
Revenues	$357	$312
Operating expenses, excluding non-cash compensation, amortization and accretion expenses	(69)	(80)
Selling, general and administrative expenses, excluding non-cash compensation, amortization and accretion expenses	(25)	(30)
Adjusted EBITDA related to unconsolidated affiliates	98	95
Segment Adjusted EBITDA	$361	$297

Distributions from unconsolidated affiliates	$55	$42
Segment Adjusted EBITDA for the interstate transportation and storage segment increased for the three months ended June 30, 2013 compared to the same period last year primarily due to the recognition of $52 million received in connection with the buyout of a Southern Union customer’s contract, offset slightly by a decrease in revenues related to the Transwestern pipeline. Additionally, operating expenses decreased due to a decrease in operating and maintenance expenses and lower ad valorem taxes.
Midstream

	Three Months Ended June 30,
	2013	2012
Gathered volumes (MMBtu/d):
ETP legacy assets	2,761,401	2,277,142
Southern Union gathering and processing	529,327	408,652
NGLs produced (Bbls/d):
ETP legacy assets	112,951	81,676
Southern Union gathering and processing	43,777	31,060
Equity NGLs produced (Bbls/d):
ETP legacy assets	14,854	22,255
Southern Union gathering and processing	8,216	8,081
Revenues	$906	$727
Cost of products sold	738	556
Gross margin	168	171
Unrealized gains on commodity risk management activities	(4)	—
Operating expenses, excluding non-cash compensation expense	(39)	(42)
Selling, general and administrative expenses, excluding non-cash compensation expense	(7)	(22)
Adjusted EBITDA attributable to discontinued operations	—	(5)
Segment Adjusted EBITDA	$118	$102
Segment Adjusted EBITDA for midstream increased for the three months ended June 30, 2013 compared to the same period last year primarily due to a decrease in selling, general and administrative expenses related to the contribution of Southern Union’s gathering and processing operations to Regency on April 30, 2013 and lower allocated overhead expenses.

Segment Adjusted EBITDA for the midstream segment reflected a decrease in gross margin as follows:

	Three Months Ended June 30,
	2013	2012
Gathering and processing fee-based revenues	$114	$79
Non fee-based contracts and processing	64	98
Other	(10)	(6)
Total gross margin	$168	$171
Midstream gross margin for the three months ended June 30, 2013 compared to the same period last year reflected increases in fee-based revenues due to increased production in the Eagle Ford Shale and an additional 0.6 Bcf per day of processing capacity, offset by a decrease in non fee-based gross margin due to the contribution of Southern Union’s gathering and processing operations to Regency on April 30, 2013.
NGL Transportation and Services

	Three Months Ended June 30,
	2013	2012
NGL transportation volumes (Bbls/d)	338,710	175,591
NGL fractionation volumes (Bbls/d)	98,915	21,204
Revenues	$438	$161
Cost of products sold	329	86
Gross margin	109	75
Unrealized gains on commodity risk management activities	(2)	—
Operating expenses, excluding non-cash compensation expense	(28)	(16)
Selling, general and administrative expenses, excluding non-cash compensation expense	(3)	(5)
Adjusted EBITDA related to unconsolidated affiliates	1	1
Segment Adjusted EBITDA	$77	$55

Distributions from unconsolidated affiliates	$1	$—
Segment Adjusted EBITDA for the NGL transportation and services segment increased for the three months ended June 30, 2013 compared to the same period last year primarily due to higher gross margin, as discussed below, offset by higher operating expenses from new assets placed in service and increases in ad valorem taxes.
Segment Adjusted EBITDA for the NGL transportation and services segment reflected an increase in gross margin as follows:

	Three Months Ended June 30,
	2013	2012
Storage margin	$34	$30
Transportation margin	45	18
Processing and fractionation margin	30	27
Total gross margin	$109	$75
Transportation margin increased as a result of higher volumes transported due to the completion of the Gateway pipeline resulting in increased margin of $18 million for the three months ended June 30, 2013. The completion of our Justice pipeline connection to Mont Belvieu, Texas and additional NGL production from our processing plants accounted for the remainder of the increase in transportation margin.
Processing and fractionation margin increased due to the startup of our fractionator at Mont Belvieu, Texas in December 2012, which contributed an additional $18 million for the three months ended June 30, 2013. The increase in margin related to our fractionator was offset by a decrease of $15 million in margin attributable to our fractionator in Geismar, Louisiana due to a less favorable pricing environment, lower volumes and a less favorable contract mix.
Investment in Sunoco Logistics

	Three Months Ended June 30,
	2013	2012
Revenue	$4,311	$—
Cost of products sold	4,023	—
Gross margin	288	—
Unrealized gains on commodity risk management activities	(1)	—
Operating expenses, excluding non-cash compensation expense	(25)	—
Selling, general and administrative expenses, excluding non-cash compensation expense	(29)	—
Adjusted EBITDA related to unconsolidated affiliates	11	—
Segment Adjusted EBITDA	$244	$—

Distributions from unconsolidated affiliates	$4	$—
We obtained control of Sunoco Logistics Partners L.P. on October 5, 2012 in connection with our acquisition of Sunoco, Inc.; therefore, no comparative results were reflected in our financial statements.
Retail Marketing

	Three Months Ended June 30,
	2013	2012
Total retail gasoline outlets, end of period	4,974	—
Total company-operated outlets, end of period	440	—
Gasoline and diesel throughput per company-operated site (gallons/month)	204,320	—
Revenue	$5,291	$—
Cost of products sold	5,087	—
Gross margin	204	—
Operating expenses, excluding non-cash compensation expense	(106)	—
Selling, general and administrative expenses, excluding non-cash compensation expense	(23)	—
LIFO valuation adjustment	22	—
Adjusted EBITDA related to unconsolidated affiliates	1	—
Other	(1)	—
Segment Adjusted EBITDA	$97	$—
We acquired our retail marketing segment on October 5, 2012 in connection with our acquisition of Sunoco, Inc.; therefore, no comparative results were reflected in our financial statements.

All Other

	Three Months Ended June 30,
	2013	2012
Revenue	$101	$86
Cost of products sold	76	64
Gross margin	25	22
Unrealized losses on commodity risk management activities	1	—
Operating expenses, excluding non-cash compensation expense	(6)	(4)
Selling, general and administrative expenses, excluding non-cash compensation expense	(19)	(16)
Adjusted EBITDA attributable to discontinued operations	23	32
Adjusted EBITDA related to unconsolidated affiliates	49	1
Other	(11)	—
Elimination	(2)	(4)
Segment Adjusted EBITDA	$60	$31

Distributions from unconsolidated affiliates	$40	$24
Amounts reflected above primarily include:

•
Our retail propane and other retail propane related operations prior to our contribution of those operations to AmeriGas in January 2012. Our investment in AmeriGas was reflected in the all other segment subsequent to that transaction;

•	Southern Union’s local distribution operations beginning March 26, 2012;

•	Our natural gas compression operations;

•	An approximate 30% non-operating interest in PES, a refining joint venture, effective upon our acquisition of Sunoco on October 5, 2012; and,

•
Our investment in Regency related to the Regency common and Class F units received by Southern Union in exchange for the contribution of its interest in Southern Union Gathering Company, LLC to Regency on April 30, 2013.

Adjusted EBITDA attributable to discontinued operations reflected the results of Southern Union's local distribution operations.
Adjusted EBITDA related to unconsolidated affiliates reflected the results from our investments in AmeriGas, PES and Regency beginning in January 2012, October 2012, and April 2013, respectively. Additional information related to unconsolidated affiliates is provided below in “Supplemental Information on Unconsolidated Affiliates.”

SUPPLEMENTAL INFORMATION ON CAPITAL EXPENDITURES
(Tabular amounts in millions)
(unaudited)
The following is a summary of capital expenditures recorded during the six months ended June 30, 2013:

	Growth	Maintenance	Total
ETP legacy assets:
Intrastate transportation and storage	$7	$15	$22
Interstate transportation and storage	9	14	23
Midstream	231	17	248
NGL transportation and services(1)	226	9	235
	473	55	528
Holdco:
Southern Union transportation and storage	11	19	30
Southern Union gathering and processing	95	10	105
Retail marketing	15	32	47
	121	61	182
Investment in Sunoco Logistics	310	22	332
All other (including eliminations)	(5)	34	29
Total capital expenditures	$899	$172	$1,071

(1)	We received capital contributions from Regency related to their 30% share of Lone Star of $49 million.
We currently expect capital expenditures for the full year 2013 to be within the following ranges:

	Growth		Maintenance
	Low	High	Low	High
ETP legacy assets:
Intrastate transportation and storage	$10	$10	$20	$25
Interstate transportation and storage	15	20	25	30
Midstream	360	380	45	50
NGL transportation and services(1)	445	465	15	20
	830	875	105	125
Holdco:
Southern Union transportation and storage	20	30	75	80
Southern Union gathering and processing	95	95	10	10
Retail marketing	50	70	70	85
	165	195	155	175
Investment in Sunoco Logistics	685	710	60	65
All other (including eliminations)	(10)	(10)	40	70
Total capital expenditures	$1,670	$1,770	$360	$435

(1)	We expect to receive capital contributions from Regency related to their 30% share of Lone Star of $60 million.

SUPPLEMENTAL INFORMATION ON UNCONSOLIDATED AFFILIATES
(In millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Equity in earnings (losses) of unconsolidated affiliates:
AmeriGas	$(20)	$(37)	$43	$3
Citrus	24	23	38	24
FEP	14	13	27	26
Regency	2	—	2	—
Other	17	2	(1)	3
Total equity in earnings of unconsolidated affiliates	$37	$1	$109	$56
Proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes:
AmeriGas	$36	$37	$70	$72
Citrus	55	54	103	57
FEP	5	5	10	11
Regency	14	—	14	—
Other	11	—	17	—
Total proportionate share of interest, depreciation, amortization, non-cash compensation expense, loss on debt extinguishment and taxes	$121	$96	$214	$140
Adjusted EBITDA related to unconsolidated affiliates:
AmeriGas	$16	$—	$113	$75
Citrus	79	77	141	81
FEP	19	18	37	37
Regency	16	—	16	—
Other	28	2	16	3
Total Adjusted EBITDA attributable to unconsolidated affiliates	$158	$97	$323	$196
Distributions received from unconsolidated affiliates:
AmeriGas	$24	$23	$48	$46
Citrus	39	25	63	25
FEP	16	17	33	35
Regency	15	—	15	—
Other	8	2	38	3
Total distributions received from unconsolidated affiliates	$102	$67	$197	$109